Exhibit 99.1

SailPoint Announces Fiscal Second Quarter 2026 Results
•Grew ARR 28% year-over-year to $982 million
•Increased SaaS ARR 37% year-over-year to $623 million
•Delivered cash flows from operating activities of $50 million, and free cash flow of $46 million
AUSTIN, Texas--September 9, 2025—SailPoint, Inc. (Nasdaq: SAIL), a leader in enterprise identity security, today announced financial results for its fiscal second quarter ended July 31, 2025.

"SailPoint delivered strong second quarter results that exceeded all previously guided metrics, driven by 37% year-over-year SaaS ARR growth and record cash flow from operations.  We are seeing strong continued demand for our comprehensive, intelligent approach to secure humans and machines in the AI era," said Mark McClain, SailPoint CEO and Founder. "Identity security is center stage in enterprise security, and our strategy is clearly working. As a result, we are raising our guidance for the full year across all metrics."
Fiscal 2026 Second Quarter Financial Highlights
•Annual Recurring Revenue (ARR): Total ARR was $982 million, an increase of 28% year-over-year. SaaS ARR was $623 million, an increase of 37% year-over-year.
•Revenue: Total revenue was $264 million, an increase of 33% year-over-year. Subscription revenue was $248 million, an increase of 36% year-over-year.
•Operating Income (Loss): GAAP operating loss was $(41) million, or (15)% of revenue, compared to $(66) million, or (33)% of revenue, in fiscal Q2 2025. Adjusted income from operations was $54 million, or 20% of revenue, compared to $21 million, or 11% of revenue, in fiscal Q2 2025.

Financial Outlook
For the third quarter and full year of fiscal 2026, SailPoint expects (in millions, except per share amounts and percentages):

	Q3’26 Guidance	FY’26 Guidance	Prior FY’26 Guidance
Total ARR	$1,027 to $1,031	$1,105 to $1,115	$1,095 to $1,105
Total ARR YoY growth %	26% to 27%	26% to 27%	25% to 26%

Total revenue	$269 to $271	$1,052 to $1,058	$1,034 to $1,044
Total revenue YoY growth %	14% to 15%	22% to 23%	20% to 21%

Adjusted income from operations	$42.5 to $43.5	$177 to $181	$161 to $166
Adjusted operating margin %	15.7% to 16.2%	16.7% to 17.2%	15.4% to 16.1%

Adjusted earnings per share (Adjusted EPS)	$0.05 to $0.06	$0.20 to $0.22	$0.16 to $0.20
These statements regarding SailPoint’s expectations of its financial outlook are forward-looking, and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause SailPoint’s actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, payroll taxes related to restricted stock units (RSUs), and amortization of acquired intangibles as well as acquisition-related costs and severance of certain key executives, if applicable. SailPoint has not reconciled its expectations as to adjusted income (loss) from operations, adjusted operating margin, and adjusted EPS to their most directly comparable GAAP measures due to the high variability and difficulty in making accurate forecasts and projections of certain items that impact these non-GAAP measures, particularly stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking adjusted income (loss) from operations, adjusted operating margin, and adjusted EPS to their most directly comparable GAAP measures are not available without unreasonable effort.
Investor Conference Call and Webcast
SailPoint will host a conference call today at 8:30 a.m. Eastern Time to discuss the results and outlook. A live webcast of the conference call and a presentation regarding SailPoint’s fiscal second quarter 2026 financial results and outlook will be available on SailPoint’s website at https://investors.sailpoint.com.
An audio replay of the conference call will be available on the investor relations website for one year.
About SailPoint
At SailPoint, we believe enterprise security must start with identity at the foundation. Today’s enterprise runs on a diverse workforce of not just human but also digital identities—and securing them all is critical. Through the lens of identity, SailPoint empowers organizations to seamlessly manage and secure access to applications and data at speed and scale. Our unified, intelligent, and extensible platform delivers identity-first security, helping enterprises defend against dynamic threats while driving productivity and transformation. Trusted by many of the world’s most complex organizations, SailPoint secures the modern enterprise.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding of past performance, including the following:

Adjusted income from operations, which we define as income (loss) from operations excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of our initial public offering (the IPO) and payroll taxes related to RSUs, all of which were issued after the closing of the IPO, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees (which were annual service fees for consultation and advice related to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings pursuant to an advisory services agreement that was terminated upon the closing of the IPO), and restructuring expenses.

Adjusted operating margin, which we define as adjusted income from operations divided by total revenue.

Adjusted EPS (or non-GAAP net income (loss) available to common stockholders per diluted share), which we define as adjusted net income (loss) divided by the diluted weighted average shares outstanding, except that solely for the fiscal year ending January 31, 2026 (and all periods therein), we calculate adjusted EPS based on the number of diluted shares outstanding as of the end of such period rather than the diluted weighted average shares outstanding for such period. We believe that using such a denominator will provide a more meaningful comparison with future periods due to the IPO closing after the beginning of fiscal year 2026. We calculate adjusted net income (loss) as net income (loss) on a GAAP basis excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of the IPO (IPO-accelerated awards) and payroll taxes related to RSUs, all of which were issued after the closing of the IPO, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees and restructuring expenses, and adjusted for the income tax effects related to those adjustments. We currently apply a fixed projected tax rate of 24.5% when calculating or estimating adjusted net income for the fiscal year ending January 31, 2026 and all periods therein for consistency across interim reporting periods within such fiscal year. This rate may be adjusted during the year if significant events that have a material impact on the rate occur, such as significant changes in our geographic mix of revenue and expenses, tax law changes, and acquisitions.

Free cash flow, which we define as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment, and capitalized software development costs. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables including the discretionary timing of expense payments and fluctuations in foreign exchange rates.

Free cash flow margin, which we define as free cash flow divided by total revenue.

Our non-GAAP financial measures exclude items that do not reflect our ongoing, core operating or business performance, such as equity-based compensation, payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs, amortization of acquired intangible assets, and acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration). We believe these adjustments enable management and investors to compare our underlying business performance from period to period and provide investors with additional means to evaluate cost and expense trends. We also believe these adjustments enhance comparability of our financial performance against those of other technology companies. Accordingly, our management believes the presentation of our non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations. In addition, SailPoint’s management uses adjusted income (loss) from operations for budgeting and planning purposes, including with respect to its corporate bonus plan.

Our non-GAAP financial measures are adjusted for the following factors, among others:
Equity-based compensation expense. We believe that the exclusion of equity-based compensation expense is appropriate because it eliminates the impact of equity-based compensation costs that are based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Although we exclude equity-based compensation expense from our non-GAAP measures, equity-based compensation has been, and will continue to be, an important part of our compensation strategy and a significant component of our expenses and may increase in future periods.

Payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs. We believe that the exclusion of payroll taxes related to IPO-accelerated awards is appropriate as the acceleration was a one-time, non-recurring event. We believe that the exclusion of payroll taxes related to RSUs is appropriate as they are dependent on SailPoint’s stock price and the vesting of such awards and therefore can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Because the amount of such payroll taxes is highly variable due to factors outside of our control and is unrelated to our core operating performance, our management does not consider them when evaluating the performance of our business or making operating plans (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Accordingly, we believe this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of our core business in a manner that is consistent with management’s view of the business. As with equity-based compensation expense, although we exclude payroll taxes related to post-IPO RSUs from our non-GAAP measures, such payroll taxes are, and will continue to be, a component of our expenses and may increase in future periods. We note that, unlike equity-based compensation expense, payroll taxes are a cash expense.
Amortization of acquired intangible assets and impairment of intangible assets. We exclude amortization charges for our acquisition-related intangible assets and impairment of intangible assets for purposes of calculating certain non-GAAP measures to eliminate the impact of these non-cash charges and provide for a more meaningful comparison between operating results from period to period as intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.
Acquisition-related costs. We believe that the exclusion of acquisition-related expenses is appropriate as they represent items that management believes are not indicative of our ongoing operating performance. These expenses are primarily composed of legal, accounting, and professional fees incurred that are not capitalizable and that are included within general and administrative expenses. Acquisition-related expenses also include fair value adjustments to acquisition-contingent consideration, which are currently included within sales and marketing expenses.
Amortization related to acquired contract acquisition costs. On August 16, 2022, our predecessor was acquired in an all-cash take-private transaction by Thoma Bravo (the Take-Private Transaction). In accordance with GAAP reporting requirements, we wrote off our contract acquisition costs at the time of the Take-Private Transaction. Therefore, GAAP commissions expense related to contract acquisition costs after the Take-Private Transaction do not reflect the commissions expense that would have been reported if the contract acquisition costs had not been written off. Accordingly, we believe that presenting the approximate amount of acquisition-related commission expenses (so that the full amount of commission expense is included) provides a more appropriate representation of commission expense in a given period and, therefore, provides readers of our financial statements with a more consistent basis for comparison across accounting periods.
SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below and not to rely on any single financial measure to evaluate our business.
Definitions of Certain Key Business and Other Metrics
Annual Recurring Revenue. We define ARR as the annualized value of SaaS, maintenance, term subscription, and other subscription contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in ARR until the customer notifies us that it is not renewing its contract. We calculate ARR by dividing the active contract value by the number of days of the contract and then multiplying by 365. ARR should be viewed independently of revenue as ARR is an operating metric and is not intended to be combined with or to replace revenue. ARR is not a forecast of future revenue, which can be impacted by ASC 606 allocations, and ARR does not consider other sources of revenue that are not recurring in nature. ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
SaaS Annual Recurring Revenue. We define SaaS ARR as the annualized value of SaaS contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in SaaS ARR until the customer notifies us that it is not renewing its contract. We calculate SaaS ARR by dividing the active SaaS contract value by the number of days of the contract and then multiplying by 365. SaaS ARR should be viewed independently of subscription revenue as SaaS ARR is an operating metric and is not intended to be combined with or to replace subscription revenue. SaaS ARR is not a forecast of future subscription revenue, which can be impacted by ASC 606 allocations and renewal rates, and does not consider other sources of revenue that are not recurring in nature. SaaS

ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
Subscription revenue. The majority of our revenue relates to subscription revenue which consists of (i) fees for access to, and related support for, the SaaS offerings, (ii) fees for term subscriptions, (iii) fees for ongoing maintenance and support of perpetual license solutions, and (iv) other subscription services such as cloud managed services, and certain professional services. Term subscriptions include the term licenses and ongoing maintenance and support. Maintenance and support agreements consist of fees for providing software updates on a when and if available basis and for providing technical support for software products for a specified term.
Subscription revenue, including support for term licenses, is recognized ratably over the term of the applicable agreement. Revenue related to term subscription performance obligations, excluding support for term subscriptions, is recognized upfront at the point in time when the customer has taken control of the software license.
Explanatory Note Regarding Our Corporate Conversion
Prior to February 12, 2025, we were a Delaware limited partnership named SailPoint Parent, LP. On February 12, 2025, in connection with our IPO, SailPoint Parent, LP converted into a Delaware corporation pursuant to a statutory conversion (the Corporate Conversion) and changed its name to SailPoint, Inc. References to “SailPoint,” “we,” and “our” (i) for periods prior to the Corporate Conversion are to SailPoint Parent, LP and, where appropriate, its consolidated subsidiaries and (ii) for periods after the Corporate Conversion are to SailPoint, Inc. and, where appropriate, its consolidated subsidiaries.
Forward-Looking Statements
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and our expectations regarding future revenue, operating income or loss, or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions, and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.
Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to sustain historical growth rates; our ability to attract and retain customers; our ability to deepen our relationships with existing customers; the growth in the market for identity security solutions; our ability to maintain successful relationships with each of our partners; the length and unpredictable nature of our sales cycle; our ability to compete successfully against current and future competitors; the increasing complexity of our operations; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; unfavorable conditions in our industry or the global economy; our estimated market opportunity and forecasts of our market and market growth may prove to be inaccurate; our ability to hire, train, and motivate our personnel; our ability to maintain our corporate culture; our ability to successfully introduce, use, and integrate artificial intelligence (AI) with our solutions; breaches in our security, cyber attacks, or other cyber risks; interruptions, outages, or other disruptions affecting the delivery of our SaaS solution or any of the third-party cloud-based systems that we use in our operations; our ability to adapt and respond to rapidly changing technology, industry standards, regulations, or customer needs, requirements, or preferences; real or perceived errors, failures, or disruptions in our platform or solutions; the ability of our platform and solutions to effectively interoperate with our customers’ existing or future IT infrastructures; and our ability to comply with our privacy policy or related legal or regulatory requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended January 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or made during the above referenced conference call. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Any forward-looking statement made in this press release or during the above referenced conference call speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Relations Contact
Scott Schmitz, SVP IR
ir@sailpoint.com

Media Relations Contact
Samantha Person, Senior Manager, Corporate Communications
Samantha.person@sailpoint.com

SAILPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and per unit amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue
Subscription	$247,937	$181,811	$463,260	$351,903
Perpetual licenses	430	22	435	91
Services and other	15,992	16,742	31,132	34,237
Total revenue	264,359	198,575	494,827	386,231
Cost of revenue
Subscription	70,443	58,488	145,934	113,608
Perpetual licenses	—	46	3	106
Services and other	16,110	16,728	43,429	33,714
Total cost of revenue	86,553	75,262	189,366	147,428
Gross profit	177,806	123,313	305,461	238,803
Operating expenses
Research and development	48,111	43,108	115,381	85,025
Sales and marketing	131,289	119,565	295,819	234,452
General and administrative	39,204	26,470	120,024	53,349
Total operating expenses	218,604	189,143	531,224	372,826
Loss from operations	(40,798)	(65,830)	(225,763)	(134,023)
Other income (expense), net
Interest income	2,336	1,078	5,562	3,053
Interest expense	(1,693)	(47,317)	(24,082)	(93,556)
Other income (expense), net	(1,710)	(1,148)	(1,901)	(2,338)
Total other income (expense), net	(1,067)	(47,387)	(20,421)	(92,841)
Loss before income taxes	(41,865)	(113,217)	(246,184)	(226,864)
Income tax benefit (expense)	31,313	26,087	48,320	50,558
Net loss	$(10,552)	$(87,130)	$(197,864)	$(176,306)
Class A yield	—	(158,710)	(23,786)	(310,346)
Net loss attributable to common stockholders and Class B unitholders	(10,552)	(245,840)	(221,650)	(486,652)
Net loss per share attributable to common stockholders and Class B unitholders, basic and diluted (1)	$(0.02)	$(2.97)	$(0.42)	$(5.89)
Weighted average common shares and Class B Units outstanding, basic and diluted (1)	555,757	82,703	528,355	82,564
________
(1) Amounts for the period during February 2025 prior to the Corporate Conversion have been retrospectively adjusted to give effect to the Corporate Conversion. These amounts do not consider the shares of common stock sold in the Company's IPO or the Class A Units considered preferred shares that were converted into common stock due to the Corporate Conversion. The Company did not retrospectively adjust for the effect of the Corporate Conversion for periods prior to fiscal 2026.

SAILPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share, per share and unit amounts)
(Unaudited)

	July 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$271,052	$121,293
Accounts receivable, net of allowance	203,462	254,050
Contract acquisition costs	37,942	32,834
Contract assets, net of allowance	58,625	58,335
Prepayments and other current assets	55,519	45,870
Total current assets	626,600	512,382
Property and equipment, net	27,147	22,879
Contract acquisition costs, non-current	98,301	94,270
Contract assets, non-current, net of allowance	47,144	33,788
Other non-current assets	34,484	36,206
Goodwill	5,151,668	5,151,668
Intangible assets, net	1,460,597	1,560,723
Total assets	$7,445,941	$7,411,916
Liabilities, redeemable convertible units, and stockholders' equity / partners' deficit
Current liabilities
Accounts payable	$3,508	$3,515
Accrued expenses and other liabilities	83,769	158,135
Deferred revenue	417,188	413,043
Total current liabilities	504,465	574,693
Deferred tax liabilities, non-current	77,513	136,528
Other long-term liabilities	15,400	32,128
Deferred revenue, non-current	32,417	36,399
Long-term debt, net	—	1,024,467
Total liabilities	629,795	1,804,215
Commitments and contingencies
Redeemable convertible units, no par value, unlimited units authorized, 499,052,847 units issued and outstanding as of January 31, 2025; aggregate liquidation preference of $8,100,352 as of January 31, 2025	—	11,196,141
Stockholders' equity / partners' deficit
Preferred stock, par value of $0.0001 per share, 50,000,000 shares authorized and no shares issued or outstanding as of July 31, 2025	—	—
Common stock, par value of $0.0001 per share; 1,750,000,000 shares authorized as of July 31, 2025; 556,604,053 shares issued and outstanding as of July 31, 2025	56	—
Additional paid in capital	6,994,699	—
Accumulated deficit	(178,609)	(5,588,440)
Total stockholders' equity / partners' deficit	6,816,146	(5,588,440)
Total liabilities, redeemable convertible units, and stockholders' equity / partners' deficit	$7,445,941	$7,411,916

SAILPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(10,552)	$(87,130)	$(197,864)	$(176,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	52,466	66,102	104,531	132,089
Amortization and write-off of debt issuance costs	1,479	1,123	17,120	2,196
Amortization of contract acquisition costs	9,317	5,745	17,484	10,594
Loss (gain) on disposal of property and equipment	—	3	—	(8)
Adjustments to contingent consideration	1,609	—	1,609	—
Provision for credit losses	784	310	4,346	713
Equity-based compensation expense, net of amounts capitalized	48,349	8,337	154,061	16,311
Deferred taxes	(33,583)	(29,885)	(58,908)	(57,814)
Net changes in operating assets and liabilities, net of business acquisitions
Accounts receivable	(13,761)	(28,912)	46,275	18,877
Contract acquisition costs	(17,157)	(15,122)	(26,623)	(26,158)
Contract assets	(9,862)	(5,095)	(13,679)	(6,520)
Prepayments and other current assets	(6,251)	(72)	(21,241)	(2,839)
Other non-current assets	386	(1,904)	468	(3,986)
Operating leases, net	59	76	314	81
Accounts payable	(340)	4,775	(7)	(496)
Accrued expenses and other liabilities	15,715	8,702	(74,911)	(24,296)
Deferred revenue	11,287	20,150	163	9,379
Net cash provided by (used in) operating activities	49,945	(52,797)	(46,862)	(108,183)
Cash flows from investing activities
Purchase of property and equipment	(962)	(889)	(3,153)	(1,476)
Proceeds from sale of property and equipment	—	1	—	12
Capitalized software development costs	(3,025)	(2,831)	(4,731)	(5,345)
Business acquisitions, net of cash acquired	—	(100)	—	(4,694)
Net cash used in investing activities	(3,987)	(3,819)	(7,884)	(11,503)
Cash flows from financing activities
Proceeds from IPO, net of underwriting discounts and commissions	—	—	1,259,681	—
Repayment of Term Loans	—	—	(1,040,000)	—
Payment of debt issuance costs	(2,716)	—	(2,716)	—
Payments of deferred offering costs, net	(261)	(415)	(8,618)	(415)
Payments related to holdback consideration	—	—	(675)	—
Repurchase of units	—	—	—	(1,810)
Net cash provided by (used in) financing activities	(2,977)	(415)	207,672	(2,225)
Net change in cash, cash equivalents and restricted cash	42,981	(57,031)	152,926	(121,911)
Cash, cash equivalents and restricted cash, beginning of period	234,335	153,588	124,390	218,468
Cash, cash equivalents and restricted cash, end of period	$277,316	$96,557	$277,316	$96,557

SAILPOINT, INC.
SUPPLEMENTAL SCHEDULES
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended July 31,
	2025	2024	% Change

Revenue
Subscription
SaaS	$144,758	$105,716	37%
Maintenance and support	38,471	38,909	(1)%
Term subscriptions	58,120	32,630	78%
Other subscription services	6,588	4,556	45%
Total subscription	247,937	181,811	36%
Perpetual licenses	430	22	**
Services and other	15,992	16,742	(4)%
Total revenue	$264,359	$198,575	33%

	Six Months Ended July 31,
	2025	2024	% Change

Revenue
Subscription
SaaS	$276,573	$202,783	36%
Maintenance and support	75,860	77,178	(2)%
Term subscriptions	98,160	63,315	55%
Other subscription services	12,667	8,627	47%
Total subscription	463,260	351,903	32%
Perpetual licenses	435	91	**
Services and other	31,132	34,237	(9)%
Total revenue	$494,827	$386,231	28%
** Percentage not deemed meaningful

SAILPOINT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except percentages and per share amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP gross profit	$177,806	$123,313	$305,461	$238,803
GAAP gross profit margin	67.3%	62.1%	61.7%	61.8%
Equity-based compensation expense	2,612	3,215	24,204	6,553
Payroll taxes for IPO-accelerated awards and RSUs	—	—	634	—
Amortization of acquired intangible assets	26,322	25,890	52,382	51,708
Adjusted gross profit	$206,740	$152,418	$382,681	$297,064
Adjusted gross profit margin	78.2%	76.8%	77.3%	76.9%

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP subscription gross profit	$177,494	$123,323	$317,326	$238,295
GAAP subscription gross profit margin	71.6%	67.8%	68.5%	67.7%
Equity-based compensation expense	1,931	1,626	13,195	3,328
Payroll taxes for IPO-accelerated awards and RSUs	—	—	332	—
Amortization of acquired intangible assets	26,322	25,844	52,380	51,602
Adjusted subscription gross profit	$205,747	$150,793	$383,233	$293,225
Adjusted subscription gross profit margin	83.0%	82.9%	82.7%	83.3%

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP income (loss) from operations	$(40,798)	$(65,830)	$(225,763)	$(134,023)
GAAP income (loss) from operations margin	(15.4)%	(33.2)%	(45.6)%	(34.7)%
Equity-based compensation expense	48,418	24,390	208,877	50,247
Payroll taxes for IPO-accelerated awards and RSUs	—	—	3,399	—
Amortization of acquired intangible assets	50,214	64,479	100,125	128,886
Amortization of acquired contract acquisition costs	(5,444)	(6,559)	(11,208)	(13,304)
Acquisition-related expenses and Thoma Bravo monitoring fees	1,609	4,714	2,192	8,580
Adjusted income (loss) from operations	$53,999	$21,194	$77,622	$40,386
Adjusted operating margin	20.4%	10.7%	15.7%	10.5%

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP sales and marketing expense	$131,289	$119,565	$295,819	$234,452
Equity-based compensation expense	(18,203)	(8,934)	(71,706)	(18,135)
Payroll taxes for IPO-accelerated awards and RSUs	—	—	(1,684)	—
Amortization of acquired intangible assets	(23,797)	(38,494)	(47,553)	(76,988)
Amortization related to acquired contract acquisition costs	5,444	6,559	11,208	13,304
Acquisition-related expenses	(1,609)	—	(1,609)	—
Adjusted sales and marketing expense	$93,124	$78,696	$184,475	$152,633

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP research and development expense	$48,111	$43,108	$115,381	$85,025
Equity-based compensation expense	(7,512)	(6,030)	(35,351)	(12,887)
Payroll taxes for IPO-accelerated awards and RSUs	—	—	(686)	—
Amortization of acquired intangible assets	(95)	(95)	(190)	(190)
Adjusted research and development expense	$40,504	$36,983	$79,154	$71,948

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024

GAAP general and administrative expense	$39,204	$26,470	$120,024	$53,349
Equity-based compensation expense	(20,091)	(6,211)	(77,616)	(12,672)
Payroll taxes for IPO-accelerated awards and RSUs	—	—	(394)	—
Acquisition-related expenses and Thoma Bravo monitoring fees	—	(4,714)	(583)	(8,580)
Adjusted general and administrative expense	$19,113	$15,545	$41,431	$32,097

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025 (1)	2024

GAAP net cash provided by (used in) operating activities	$49,945	$(52,797)	$(46,862)	$(108,183)
Less: Purchase of property and equipment	(962)	(889)	(3,153)	(1,476)
Less: Capitalized software development costs	(3,025)	(2,831)	(4,731)	(5,345)
Free cash flow	$45,958	$(56,517)	$(54,746)	$(115,004)
GAAP net cash provided by (used in) operating activities margin	18.9%	(26.6)%	(9.5)%	(28.0)%
Free cash flow margin	17.4%	(28.5)%	(11.1)%	(29.8)%
_________

(1) Free cash flow for the six months ended July 31, 2025 includes $78 million of cash paid to settle equity related awards, cash awards and their associated payroll taxes upon the closing of our IPO, $37 million in cash paid for interest expense and $9 million of cash paid for fees under our advisory services agreement with Thoma Bravo, which was terminated upon the closing of our IPO.

	Three Months Ended July 31,	Six Months Ended July 31,
	2025	2025

GAAP net loss	$(10,552)	$(197,864)
Equity-based compensation expense	48,418	208,877
Payroll taxes for IPO-accelerated awards and RSUs	—	3,399
Amortization of acquired intangible assets	50,214	100,125
Amortization of acquired contract acquisition costs	(5,444)	(11,208)
Acquisition-related expenses and Thoma Bravo monitoring fees	1,609	2,192
Tax effect of adjustments	(44,281)	(62,334)
Adjusted net income	$39,964	$43,187

GAAP net loss per share, basic and diluted (1)	$(0.02)	$(0.42)
Adjusted EPS, diluted	$0.07	$0.08

Weighted average shares used in computing GAAP net loss per share, basic and diluted	555,757	528,355
Shares used in computing adjusted EPS, diluted	557,878	556,712
_________
(1) Includes the impact of the Class A yield for the six months ended July 31, 2025.